Exhibit 23.3

WestLand Engineering & Environmental Services, Inc.

1650 Meadow Wood Lane

Reno, NV 89502

CONSENT OF THIRD-PARTY QUALIFIED PERSON

WestLand Engineering & Environmental Services, Inc. (“WestLand”), in connection with the filing of the Report on Form 8-K of Hycroft Mining Holding Corporation (the “Form 8-K”), consents to:

●	the filing of the technical report summary titled “Hycroft Technical Report Summary and Initial Assessment with Economics on the Hycroft Mine, Nevada, United States of America” (the “TRS”), with an effective date of May 14, 2026, as an exhibit to and referenced in the Form 8-K;

●	the incorporation by reference of the TRS in the Company’s Registration Statements on Form S-1 (Registration No. 333-264293), Form S-3 (Registration Nos. 333-257567, 333-279292, 333-290760 and 333-292470) and Form S-8 (Registration Nos. 333-249620, 333-265434, 333-292803 and 333-280193) (collectively, the “Registration Statements”);

●	the use of and references to our name in connection with the Form 8-K, the Registration Statements and the TRS; and

●	the information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 8-K and the Registration Statements.

WestLand is responsible for authoring, and this consent pertains to the following Sections of the TRS: 1.14, 17, 22.1, and 24.

May 28, 2026

/s/ Richard DeLong
Signature of Authorized Person for
Westland Engineering & Environmental Services, Inc.
Richard DeLong
Print name of Authorized Person for
Westland Engineering & Environmental Services, Inc.